SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 14, 2003
Date of Report (Date of earliest event reported)

WESTAR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Kansas	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas 66612
(Address of principal executive offices)

(785) 575-6300
(Registrant’s telephone number, including area code)

WESTAR ENERGY, INC.

Item 5.    Other Events

We announced today the appointment of Mark A. Ruelle as our executive vice president and chief financial officer effective immediately. Mr. Ruelle is a former officer of Westar Energy and served in various financial planning and management positions from 1986 to 1997. He most recently served in various executive positions at Sierra Pacific Resources, Inc., the owner of the largest electric utilities in Nevada. At Sierra Pacific Resources, Ruelle served four years as senior vice president and chief financial officer and one year as president of its Nevada Power Company unit. A copy of our press release issued January 14, 2003 is attached to this report.

Item 7.    Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1  —  Press Release dated January 14, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westar Energy, Inc.

Date: January 14, 2003	By	/S/ LARRY D. IRICK
Larry D. Irick, Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated January 14, 2003